SUB-ITEM 77M

                                     MERGERS

                     AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

MORGAN STANLEY TECHNOLOGY SECTOR FUND TO INVESCO TECHNOLOGY SECTOR FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Technology Sector Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Technology Sector Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN MID CAP GROWTH FUND TO INVESCO VAN KAMPEN MID CAP GROWTH FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Mid Cap Growth Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Mid Cap Growth Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN SMALL CAP VALUE FUND TO INVESCO VAN KAMPEN SMALL CAP VALUE FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Small Cap Value Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Small Cap Value Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after

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the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN UTILITY FUND TO INVESCO VAN KAMPEN UTILITY FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Utility Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Utility Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN VALUE OPPORTUNITIES FUND TO INVESCO VAN KAMPEN VALUE OPPORTUNITIES
FUND

     On December 1, 2009, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) (formerly known as AIM Sector Funds) ("ASEF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Value Opportunities Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Value Opportunities Fund, (the "Acquiring Fund"), an investment portfolio of ASEF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ASEF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).